Exhibit 10.9

LOAN MODIFICATION AGREEMENT AND
AMENDMENT TO LOAN DOCUMENTS
THIS LOAN MODIFICATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (this “Agreement”) is effective as of the 31st day of December, 2019, by and among CONSTRUCTION PARTNERS INC., a Delaware corporation, (“Construction Partners”); WIREGRASS CONSTRUCTION COMPANY, INC., an Alabama corporation (“Wiregrass Construction”); FSC II, LLC, a North Carolina limited liability company (“FSC”); C. W. ROBERTS CONTRACTING, INCORPORATED, a Florida corporation (“Roberts Contracting”); EVERETT DYKES GRASSING CO., INC., a Georgia corporation (“Everett Dykes” and together with Wiregrass Construction, FSC, and Roberts Contracting, the “Original Borrowers”); THE SCRUGGS COMPANY, a Georgia corporation (“Scruggs Company” and together with the Original Borrowers and Construction Partners, the “Borrowers”); BBVA USA, a bank organized under the laws of the State of Alabama, formerly known as Compass Bank, as agent for the Lenders and as a Lender and Issuing Bank (referred to herein as “Agent”); and BANK OF AMERICA, N.A., a national banking association, as a Lender (“Bank of America”). Each of Agent and Bank of America shall be referred to herein as a “Lender” and collectively, “Lenders.”
P R E A M B L E
WHEREAS, Original Borrowers, Construction Partners Holdings, Inc., a Delaware corporation (“Holdings”) and Fred Smith Construction, Inc. a North Carolina corporation (“Fred Smith Construction”), together with certain other entities that hereafter may become borrowers or guarantors under the Credit Agreement, including Scruggs Company, have entered into a Credit Agreement dated June 30, 2017 (as at any time amended, modified, supplemented or restated, including by (a) that certain Loan Modification Agreement and Amendment to Loan Documents dated as of November 14, 2017, (b) that certain Loan Modification Agreement and Amendment to Loan Documents dated as of December 31, 2017, (c) that certain Loan Modification Agreement and Amendment to Loan Documents dated as of May 15, 2018, (d) that certain Loan Modification Agreement and Amendment to Loan Documents dated as of August 30, 2019, (e) that certain Loan Modification Agreement and Amendment to Loan Documents dated as of October 1, 2019, and (f) that certain Loan Modification Agreement and Amendment to Loan Documents dated October 18, 2019, but effective October 1, 2019, the “Credit Agreement”), with Agent, in its capacity as “Agent” and “Lender” thereunder, and certain other Lenders a party thereto, pursuant to which Agent and Lenders agreed to extend to Borrowers a revolving line of credit in the maximum principal amount of $30,000,000, subject to the terms and conditions contained therein and as such revolving line may be increased from time to time (the “Line of Credit”) and a term loan in the original principal amount of $50,000,000, which was subsequently increased by an additional $32,000,000 (as detailed below), subject to the terms and conditions contained therein, and such term loan may be increased from time to time (the “Term Loan” and together with the Line of Credit, the “Loans”);
WHEREAS, the Loans are evidenced by the Notes and the other Loan Documents, as defined in the Credit Agreement;
WHEREAS, Construction Partners joined the Credit Agreement, as a “Guarantor” pursuant to that certain Loan Modification Agreement and Amendment to Loan Documents dated as of November 14, 2017;
WHEREAS, Scruggs Company joined the Credit Agreement, Notes and the other Loan Documents as a “Borrower” pursuant to that certain Loan Modification Agreement and Amendment to Loan Documents dated May 15, 2018 (the “May 2018 Modification”);
WHEREAS, the amount of the Term Loan was increased by an additional $22,000,000, pursuant to the May 2018 Modification;
WHEREAS, ServisFirst Bank assigned all of its outstanding Revolver Advances, outstanding Term Loan Advances, participations in LC Obligations, and Revolver Commitments to Agent pursuant to that certain Assignment and Assumption Agreement dated August 30, 2019;
WHEREAS, Agent assigned (i) a principal amount of $2,000,000.00 of the outstanding Revolver Advances held by Agent, a principal amount of $17,880,000.00 of the outstanding Term Loan Advances held by Agent, $4,230,590.41 of participations of Agent in LC Obligations, a principal amount of $12,000,000.00 of Agent’s Revolver Commitment, and 40% of Agent’s portion of the total Term Loan Commitments, if any, to Bank of America pursuant to that certain Assignment and Assumption Agreement dated October 1, 2019;

WHEREAS, the amount of the Term Loan was increased by an additional $10,000,000, pursuant to that certain Loan Modification Agreement and Amendment to Loan Documents dated October 1, 2019;
WHEREAS, capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement;
WHEREAS, concurrent herewith, Holdings is merging into Construction Partners, and Fred Smith Construction is merging into FSC; and
WHEREAS, the Borrowers, the Agent and Lenders have agreed that the Loans shall be modified, and that the Loan Documents shall be amended as set forth below.
A G R E E M E N T
NOW, THEREFORE, the parties, intending to be legally bound hereby, agree as follows, notwithstanding anything in the Loan Documents to the contrary:
A. Modification Fee. Borrowers shall pay to Agent a fee in the amount of $17,500.00 ($10,500.00 of which shall be allocated to Agent and $7,000.00 of which shall be allocated to Bank of America), which shall be deemed earned as of the date of this Agreement, and shall be paid immediately upon execution of this Agreement.
B. Consent to Merger. Lenders hereby consent to (i) the merger of Holdings into Construction Partners, and (ii) the merger of Fred Smith Construction into FSC.
C. Modification of Loan Documents. The Loan Documents shall be and the same hereby are amended as follows:
(i) Any and all references in the Loan Documents to Construction Partners Holdings, Inc. shall be amended to refer to Construction Partners, Inc.
(ii) Any and all references in the Loan Documents to Fred Smith Construction, Inc. shall be amended to refer to FSC II, LLC.
D. Amendment of Credit Agreement. The Credit Agreement shall be and is hereby amended as set forth below:
(i) Any and all references in the Credit Agreement to Construction Partners Holdings, Inc. (including, the defined term “Construction Partners”) are hereby amended to refer to Construction Partners, Inc.
(ii) Construction Partners, Inc. shall be a “Borrower” under the Credit Agreement and no longer considered a “Guarantor” under the Credit Agreement (including Article X thereof). Any all references to “Borrower” shall be amended to include Construction Partners, Inc. Any and all references to CP Guarantor shall be and are hereby amended to “Construction Partners.”
(iii) Any and all references in the Credit Agreement to Fred Smith Construction, Inc. are hereby amended to refer to FSC II, LLC.
(iv) The subsection (a) and (b) of the definition of “Change in Control” set forth in Section 1.01 shall be deleted in its entirety and the following new subsections shall be submitted in place thereof: “(a) [Intentionally Omitted]; (b) Construction Partners ceases to own and control, beneficially and of record, all of the Equity Interests in each Borrower”
(v) The definition of “Revolver Sublimit” set forth in Section 1.01 shall be deleted in its entirety and the following new definition shall be submitted in place thereof:
“Revolver Sublimit” means, with respect to each Borrower set forth below, the following amounts:

Construction Partners:	18,000,000.00
Wiregrass Construction:	6,000,000.00
FSC:	7,000,000.00
Roberts Contracting:	3,000,000.00
Everett Dykes:	3,000,000.00
Scruggs Company:	5,000,000.00

(vi) The definition of “Term Loan Recourse Amount” set forth in Section 1.01 shall be deleted in its entirety and the following new definition shall be submitted in place thereof:

“Term Loan Recourse Amount” means, with respect to each Borrower set forth below, the following amounts:

Wiregrass Construction:	18,000,000.00
FSC:	24,000,000.00
Roberts Contracting:	11,000,000.00
Everett Dykes:	3,600,000.00
Scruggs Company:	25,000,000.00

(vii) Section 2.18(c) of the Credit Agreement shall be deleted in its entirety and the following new Section 2.18(c) shall be submitted in place thereof:
(c) Notwithstanding any provision to the contrary set forth in this Section 2.18 or any other provision of this Agreement, with respect to the Term Loan Advances, each Borrower’s obligation to repay the principal amount of Term Loan Advances shall not exceed such Borrower’s Term Loan Recourse Amount; provided, however, Construction Partners’ liability for the principal amount of the Term Loan Advances shall be unlimited. For the avoidance of doubt, each Borrower shall, subject to the foregoing limitations, be jointly and severally liable for all Obligations set forth herein and in the Loan Documents as set forth herein.
E. Amendment to Pledge of Stock. That certain Pledge of Stock dated June 30, 2017, executed by Holdings in favor of Agent shall be and the same hereby is amended as follows:
(i) Any and all references to Holdings are hereby amended to Construction Partners, Inc.
(ii) Construction Partners hereby grants to Agent, for the benefit of Lenders, to secure the payment and performance in full of all of the Obligations (as defined in the Pledge of Stock) a security interest in all of Construction Partners’ right, title and interest in and to all of the membership interest and units of FSC (the “FSC Pledged Securities”).
(iii) Section 2.1(b) shall be deleted in its entirety and the FSC Pledged Securities shall be substituted in place thereof. Any and all references to the Fred Smith Construction Pledged Securities shall be replaced with the FSC Pledged Securities.
(iv) Construction Partners hereby represents that the FSC Pledged Securities are not evidenced by any membership interest certificate or any other type of certificated security.
(v) FSC, as the issuer of the membership interest comprising the FSC Pledged Securities and the Collateral (as defined in the Pledge of Stock), hereby agrees that it will comply with all instructions concerning the FSC Pledged Securities and the Collateral originated by Agent in accordance with the Pledge of Stock, without further consent from Construction Partners including without limitation (i) instructions regarding the transfer, redemption or other disposition of the Collateral, including any distributions with respect thereto; (ii) the admission, as a member of FSC, of the successful bidder at any foreclosure sale with respect to the Collateral (or such successful bidder’s designee); and (iii) the exercise by Agent of voting rights with respect to the Collateral. FSC further agrees that if Agent forecloses on the Collateral, then, notwithstanding any provision to the contrary in the Articles of Organization or Operating Agreement of FSC, Agent (its designee or the purchaser at a foreclosure sale), at its option, shall be admitted as a member of FSC and shall be entitled to receive all benefits and exercise all rights in connection therewith; provided; however, that neither Agent nor its designees or purchaser at a foreclosure sale shall have any liability for matters in connection with the Collateral arising or occurring, directly or indirectly, prior to such person or entity became a member of FSC.
F. Joinder by Construction Partners; Assumption of Holdings Obligations. Construction Partners hereby agrees that it is a “Borrower” under, bound by and required to perform all of the terms, covenants, conditions and agreements of “Borrower” or “Borrowers” under the Credit Agreement and Loan Documents, including without limitation the Notes, with the same force and effect as if Construction Partners were an original signatory thereto on the Closing Date, and Construction Partners hereby agrees to abide by and perform all of its obligations as a “Borrower” under the Credit Agreement and the other Loan Documents, including, without limitation, the Notes. Construction Partners agrees and acknowledges that it will be subject to all remedies reserved to Agent or Lenders in the Loan Documents in the event of any Event of Default thereunder. Each reference to “Borrower” or “Borrowers” in the Credit Agreement and the other Loan Documents shall be understood to mean and include Construction Partners (along with the other Borrowers). In addition, Construction Partners hereby assumes and agrees to be bound by and to perform all of the terms, covenants, conditions and agreement of Holdings under the Loan Documents.
Construction Partners represents and warrants that this Agreement has been duly executed and delivered by Construction Partners and constitutes a legal, valid and binding obligation of Construction Partners enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in proceeding at law or in equity). Construction Partners agrees and acknowledges that it will be jointly and severally liable for the Obligations as set forth in Section 2.18 of the Credit Agreement.
Construction Partners hereby ratifies and affirms the representations and warranties set forth in the Loan Documents, including the representations and warranties set forth in Article IV of the Credit Agreement, and with respect to Section 4.23, Construction Partners represents and warrants that its “location” (within the meaning of Article 9 of the UCC) is the State of Delaware.
Construction Partners agrees to execute any and all additional documents required under the Credit Agreement or reasonably requested by Agent. Construction Partners, jointly and severally with Borrowers, agrees to reimburse Agent and Lenders for their respective out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement, including reasonable fees, disbursements and other charges of counsel for Agent and Lenders.
Construction Partners shall receive notices and other communications at the following address:
  290 Healthwest Drive, Suite 2
  Dothan, AL 36303
G. Assumption of Fred Smith Construction Obligations. FSC hereby assumes and agrees to be bound by and to perform all of the terms, covenants, conditions and agreement of Fred Smith Construction under the Loan Documents.
H. Release of Certain Collateral. In connection herewith, Agent hereby releases its security interest in (i) ten thousand (10,000) shares of common stock of Fred Smith Construction represented by Stock Certificate No. 1, pledged by Holdings pursuant to that certain Pledge of Stock dated June 30, 2017, and (ii) one million two (1,000,002) shares of common stock of Holdings represented by Stock Certificate No. 18, pledged by Construction Partners pursuant to that certain Pledge of Stock dated November 14, 2017. Agent shall deliver the stock certificates described in this Section G promptly hereafter.
I. Effect on Loan Documents. Each of the Loan Documents shall be deemed amended as set forth hereinabove and to the extent necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each reference in the Loan Documents to the “Note”, the “Credit Agreement”, or any other “Loan Documents” shall be deemed to be references to said documents, as amended hereby. Except as expressly set forth herein, all of the Loan Documents shall remain in full force and effect in accordance with their respective terms, and all of the remaining terms and provisions of the Loan Documents are hereby ratified and confirmed. Borrowers agrees that the Loan Documents shall continue to evidence, secure, guarantee or relate to, as the case may be, the Loans. Construction Partners agrees that that certain Security Agreement dated November 14, 2017, executed by Construction Partners in favor of Agent, on behalf of the Lenders shall continue to secure the Obligations, as amended hereby.
J. Representations and Warranties. Each representation and warranty contained in the Loan Documents is hereby reaffirmed as of the date hereof. The Borrowers hereby represent, warrant and certify to Lenders that no Event of Default or any condition or event that, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing under any of the Loan Documents or the Loan, and that Borrowers have no offsets or claims against any Lender arising under, related to, or connected with the Loan, the Credit Agreement or any of the other Loan Documents.
K. Additional Documentation; Expenses. If requested by Agent, Borrowers shall provide to Agent (i) certified resolutions properly authorizing the transactions contemplated hereby and the execution of this Agreement and all other documents and instruments being executed in connection herewith and (ii) all other documents and instruments required by Agent, all in form and substance satisfactory to Agent. Borrowers shall pay any recording and all other expenses incurred by Agent and Borrowers in connection with the modification of the Loans and any other transactions contemplated hereby, including, without limitation, any applicable title or other insurance premiums, survey costs, legal expenses, recording fees and taxes.
L. Release of Claims. The Borrowers acknowledge and confirm their obligations to the Lenders for repayment of the Loans and indebtedness evidenced by the Notes (the “Indebtedness”). The Borrowers (and in the case of Construction Partners, on behalf of itself and Holdings, and in the case of FSC, on behalf of itself and Fred Smith Construction) further acknowledge and represent that they have no defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever (collectively, the “Loan Defenses”) that can be asserted to reduce or eliminate all or any part of their liability to repay the Indebtedness to the Lenders. To the extent that any such Loan Defenses exist, and for and in consideration of the Lenders’ commitments contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, they are hereby fully, forever and irrevocably released.
By their execution below, for and in consideration of the Lenders’ commitments contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, for themselves (and in the case of Construction Partners, for itself and Holdings, and in the case of FSC, for itself and Fred Smith Construction) and for their respective successors, executors, heirs, administrators, and assigns, each hereby acknowledge and agree that neither the Lenders nor any of their officers, directors, employees, agents, servants, representatives, attorneys, loan participants, successors, successors-in-interest, predecessors-in-interest and assigns (hereinafter referred to collectively as the “Released Parties”) have interfered with or impaired the acquisition, collection, use, ownership, disposition, disbursement, leasing or sale of any of the collateral that secures the Loan (the “Collateral”), and that the Borrowers do not have any claim of any nature whatsoever, at law, in equity or otherwise, against the Released Parties, or any of them, as a result of any acts or omissions of the Released Parties, or any of them, under the Loan Documents or in connection with the Loans or the Collateral prior to and including the date hereof. Each of the Borrowers, for themselves (and in the case of Construction Partners, for itself and Holdings, and in the case of FSC, for itself and Fred Smith Construction) and for their respective successors, executors, heirs, administrators, and assigns, hereby unconditionally waive and release the Released Parties, and forever discharge the Released Parties, of and from and against any and all manner of action, suits, claims, counterclaims, causes of action, offsets, deductions, breach or breaches, default or defaults, debts, dues, sums of money, accounts, deposits, damages, expenses, losses, liabilities, costs, expenses, any and all demands whatsoever and compensation of every kind and nature, past, present, and future, known or unknown (herein collectively, “Claims”) that the Borrowers or any of the Borrowers’ successors, successors-in-interest, heirs, executors, administrators, or assigns, or any one of them, can or now have or may have at any time hereafter against the Released Parties, or any of them, by reason of any matter, cause, transaction, occurrence or omission whatsoever, that happened or has happened on or before the date of this Agreement, on account of or arising from or that is connected in any manner whatsoever with the Loans, the Indebtedness, the Collateral, the Loan Documents, any related documents, or any and all collateral that has served or is serving as security for the Loans or the Loan Documents, or that is related to any and all transactions and dealings with among Lenders and the Borrowers, or any other matter or thing that has occurred before the signing of the Agreement, known or unknown. Any and all such Claims are hereby declared to be satisfied and settled, and the Borrowers, for themselves (and in the case of Construction Partners, for itself and Holdings, and in the case of FSC, for itself and Fred Smith Construction) and for their respective successors, executors, heirs, administrators, and assigns, each hereby discharge the Released Parties from any liability with respect to any and all such Claims.
M. Waiver of Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

N. Counterparts. This document may be executed in any number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) document and agreement, but in making proof of this document, it shall not be necessary to produce or account for more than one such counterpart, and counterpart pages may be combined into one single document.
This Agreement is intended to take effect as a sealed instrument.
[Remainder of this page is blank – signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective Responsible Officers effective as of the day and year first above written.

CONSTRUCTION PARTNERS, INC.,	WIREGRASS CONSTRUCTION COMPANY, INC.,
a Delaware corporation	an Alabama corporation

By: /s/ R. Alan Palmer Name: R. Alan Palmer Title: Vice President	By: /s/ R. Alan Palmer Name: R. Alan Palmer Title: Vice President

C. W. ROBERTS CONTRACTING, INCORPORATED,	FSC II, LLC,
a Florida corporation	a North Carolina limited liability company

By: /s/ R. Alan Palmer Name: R. Alan Palmer Title: Vice President	By: /s/ R. Alan Palmer Name: R. Alan Palmer Title: Vice President

EVERETT DYKES GRASSING CO., INC.,	THE SCRUGGS COMPANY,
a Georgia corporation	a Georgia corporation

By: /s/ R. Alan Palmer Name: R. Alan Palmer Title: Vice President	By: /s/ R. Alan Palmer Name: R. Alan Palmer Title: Vice President

BBVA USA, as Agent, Issuing Bank and a Lender
By: /s/ John D. Brown
Name: John D. Brown
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender
By: /s/ Rick Macias
Name: Rick Macias
Title: Senior Vice President